U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 1 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              911 Performance, Inc.
                              ---------------------

             (Exact name of registrant as specified in its charter)

Nevada                           5599                                45-0461964
------                           ----                                ----------
(State or other       (Primary Standard Industrial             (I.R.S. Employer
jurisdiction of        Classification Code Number)          Identification No.)
incorporation or
organization)

701 39th Street, Mandan, North Dakota                                    58554
-------------------------------------                                    -----
(Address of registrant's principal executive offices)                (Zip Code)

                                  651.295.1131
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          1,000,000              $0.05                $50,000               $4.60
================================== =================== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             911 Performance, Inc.,
                              a Nevada corporation

                        1,000,000 Shares of Common Stock


There are selling security holders listed in this prospectus. This prospectus relates to 1,000,000 shares of common stock of 911 Performance, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market; therefore, the selling security holders will sell their shares at a fixed price until our securities are quoted on the Over-the-Counter Bulletin Board or other market, if any, and thereafter at prevailing market prices or privately negotiated prices.


See "Risk Factors" on pages 5 to 11 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is September 13, 2002
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ............................................................4
Risk Factors...................................................................5
Forward Looking Statements....................................................12
Use of Proceeds...............................................................13
Determination of Offering Price...............................................13
Dilution......................................................................13
Selling Security Holders .....................................................13
Plan of Distribution..........................................................14
Legal Proceedings.............................................................15
Directors, Executive Officers, Promoters and Control Persons..................15
Security Ownership of Certain Beneficial Owners and Management................16
Description of Our Securities.................................................17
Interest of Named Experts and Counsel.........................................17
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities....................................................18
Organization Within Last Five Years...........................................18
Description of Business.......................................................18
Management's Discussion and Analysis of Financial Condition
and Results of Operations.....................................................22
Description of Property.......................................................23
Certain Relationships and Related Transactions................................23
Market for Common Equity and Related Stockholder Matters......................23
Executive Compensation........................................................25
Financial Statements..........................................................25
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure......................................................25
Legal Matters.................................................................26
Experts.......................................................................26
Additional Information........................................................26
Indemnification of Directors and Officers.....................................26
Other Expenses of Issuance and Distribution...................................27
Recent Sales of Unregistered Securities.......................................27
Exhibits......................................................................28
Undertakings..................................................................28
Signatures....................................................................30


Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our business:                      We incorporated in Nevada on September 28,
                                   2001. Our principal business address is 701
                                   39th Street, Mandan, North Dakota, 58554. Our telephone number is 651.295.1131.


                                   We provide motorsports enthusiasts, including snowmobilers, jet-skiers, boaters, dirt bike riders and motorcyclists, with aftermarket parts and services. We specialize in customized work provided by our on-staff technicians who have experience in parts and services. We intend to serve our customers through our Internet website as well as through two proposed store locations. [material omitted]

                                   Our Internet website is currently operational and in the process of being further developed. We have not yet established any store locations. However, as our financial statements indicate for the 6 months ended June 30, 2002, we are earning minimal revenues. We anticipate that once fully-developed, our website will serve as a showcase for a variety of products for snowmobiles, watercraft, motorcycles and dirt bikes, and feature an online technician to answer customer questions. We plan to establish our initial retail store location and headquarters in St. Paul Park, Minnesota, and our second location in Mandan, North Dakota. We expect to expand our marketing program from a local to a regional focus in order to expand our presence in the motorsports products aftermarket and customizing industry.


Number of shares being offered:    The selling security holders want to sell
                                   1,000,000 shares of our common stock. These shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the
                                   Securities Act of 1933. The selling security holders may sell our common stock in one of the following ways:
                                        o    utilizing the over-the-counter
                                             market;
                                        o    on any securities exchange on
                                             which our common stock is or
                                             becomes listed or traded;
                                        o    in negotiated transactions; or
                                        o    otherwise.

                                   The selling security holders will sell their shares at a fixed price until our securities are quoted on the Over-the-Counter Bulletin Board or other market, if any, and thereafter at prevailing market prices or privately negotiated prices. The shares will not be sold in an underwritten public offering.


Number of shares outstanding:      2,050,000 shares of our common stock are
                                   issued and outstanding. We have no other securities issued.

Key features of shares             The shares of our common stock being offered
being offered:                     by the selling security holders have the
                                   following key features:
                                        o    Pro-rata rights to any dividends
                                             paid;
                                        o    One vote per share held;
                                        o    No cumulative voting rights; and
                                        o    No preemption rights.

Estimated use of proceeds:         We will not receive any of the proceeds from
                                   the sale of those shares being offered.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.


     Income Statement                        For the period from inception
                                         (September 28, 2001) to June 30, 2002

Revenues                                                 $16,458
Net Income (Loss)                                       ($50,097)
Net Income (Loss) Per Share                               (.02)


     Balance Sheet                                 As of June 30, 2002

Total Assets                                              $24,594
Total Liabilities                                        ($27,743)
Shareholders' Equity (Deficit)                            ($3,149)


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of shares of our common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.


We are a new company with losses since our formation and we may continue to experience losses which could cause investors in us to lose their entire investment.

We were formed on September 28, 2001, and we have no operating history. From our inception to June 30, 2002, we have incurred a net loss of $50,097. We expect to incur net losses for the foreseeable future as we do not anticipate that we will be able to significantly increase our source of revenue until we can complete the development of our website. We may never be able to achieve profitable operations. Our management team has little to no experience in running a development stage enterprise, our motorsports parts and service offerings are limited and, although currently operational, our website is not yet fully developed. We do not anticipate earning any significant revenues within the near future although from inception to June 30, 2002, we earned revenues of $16,458 and experienced a modest net profit of $394. [material omitted] Prior to starting our business, we did not conduct extensive research on what similar businesses were earning and although we believe that we can increase our revenues, the ultimate revenue and income potential of our business model is unproven. The uncertainty of our revenue earning potential could lead to us overestimating our revenue potential which could lead to unnecessary expenses which would ultimately adversely affect our ability to earn revenues.

Our auditor has expressed his belief that we may not be able to continue as a going concern which could harm our ability to raise additional operating funds and, if accurate, could force us to liquidate the company.

In his Auditor's Report, our auditor has included the following language: "The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern." Moreover, Note 6 of the Notes to our Audited Financial Statements explains our auditor's belief that we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs over an extended period of time. According to our auditor, these factors raise substantial doubt about our ability to continue as a going concern. If we are not able to pay our operating expenses, we may be forced to liquidate the company and its assets. We have not formulated a plan of liquidation in the event our officers and directors do not pay our expenses. Finally, the existence of the going concern issue could adversely affect our ability to raise funds from investors as investors will be more hesitant to invest in a company with a going concern issue. Our inability to raise additional operating funds could adversely affect our ability to expand and earn additional revenues.


We will have future capital needs and may not be able to obtain additional funding. We may not be able to continue operating if we cannot meet these funding requirements.


To achieve and maintain competitiveness of our products and services, and to conduct costly marketing activities and infrastructure development, we may need to obtain additional funding. If we are unable to obtain additional funding, our ability to expand our operations, pay our operating expenses and increase our revenue production may be harmed. [material omitted] As of the date of this prospectus, we have not identified any sources of such funding. To raise additional funding, we may conduct either private or public offerings of our stock or make arrangements for loans or other borrowings. If we sell additional shares of our stock in order to raise funds, our existing shareholders' interest in us will be diluted. [material omitted] Moreover, if we are in need of additional funding and are not able to arrange for such funding, our ability to continue our operations could suffer.

[material omitted]
------------------

Our management team has limited experience in the development and marketing of our proposed products and services which could make it difficult to establish sales, marketing and distribution channels which would harm our ability to sell our products and services and, consequently, harm our ability to earn revenues.


Our management team has limited experience in the development and marketing of our products and services. We believe that we can successfully attract customers, however, we cannot guaranty that we will be able to establish sales, marketing and distribution capabilities or arrange with collaborators, licensees or others to perform such activities or that such efforts will be successful.


Because of our management's inexperience in running development stage enterprises, we have limited insight into trends that may emerge and affect our business. As the market for motorsports products and services is rapidly evolving, our management's inexperience in anticipating such trends could lead to increased expenses which would ultimately harm our ability to earn revenues. We may also harm our business by making errors in predicting and reacting to relevant business trends. We cannot guaranty that we will successfully address any or all of these risks. Furthermore, failure to adequately address any or all of these risks could cause our business to suffer and adversely affect our ability to earn revenue.

[material omitted]
------------------

A downturn in general economic conditions and, as a result a decrease in discretionary consumer spending may harm our ability to generate profit.

Recreational activities including, but not limited to, the use of motorsports vehicles depend to some extent on general economic conditions, including the amount of discretionary income available for leisure activities, consumer confidence and the availability of consumer credit at reasonable interest rates. Therefore, the growth of our customer base and traffic on our website will depend on varying degrees upon economic conditions in the upper Midwest region. Specifically, if there is less discretionary spending on leisure activities such as motorsports as a result of downturns in the economy, our ability to earn revenues will be harmed. [material omitted]


If we fail to anticipate changes in consumer preferences, we may experience fewer requests for customer orders, lower site traffic and a decrease in overall revenues.


Our services, products and website must appeal to a specific group of consumers, namely, avid motorsports enthusiasts in the upper Midwest, whose preferences cannot be predicted with certainty. Although our management lives and does business in the upper Midwest, there is no guarantee that they will be able to timely predict changes in consumer preferences. Such changes could include interest in: different types of motorcycles (street vs. off road); different types of watersports (Sea-Doo's vs. Jet Ski's) and the decreased usage of snowmobiles. Our success depends upon our ability to anticipate and respond in a timely manner to trends in the types and extent of products and services that will be of interest to these enthusiasts. We will need to offer products and services and operate a website that will serve the informational and specialized product and service needs as well as maintain the interest of dirt bikers, snowmobilers, personal watercraft users, boaters and motorcyclists. If we fail to identify and respond to these changes, we may fail to operate profitably because we will have lower than expected orders for our products and services, and traffic on and orders from our website may decline.

Our profitability may vary due to seasonal and weather-related factors which will make it difficult to predict our operating results with any certainty, the result of which could be us underestimating our expenses which could lead to reduced revenues.

Demand for our proposed products and services, and, when operational, traffic on our website, may be highly seasonal and in many instances depend on weather conditions, which may in turn cause our financial results to vary from quarter to quarter. Snowmobiling, boating, motorcycle and dirt bike riding, along with other outdoor recreational activities, are seasonal in nature and affected by weather changes, storms, periods of drought or severe temperatures, rain and snow, and as well other weather phenomena. We anticipate that sales of parts and services related to motorbikes and watercraft will increase during the warmer seasons of Spring and Summer and decline during the cooler seasons of Winter and Fall. We anticipate that sales of parts and services related to snowmobiles will increase during the Winter months. Therefore, our revenues will fluctuate with seasons and weather trends, and if unusual conditions prevent outdoors enthusiasts from using their recreational equipment our operating results will be harmed. Specifically, if unusually harsh weather occurs during any given season, sales of our products and services will be adversely affected. Moreover, if we fail to accurately predict our expenses, our operating results and revenue production could be harmed due to unforeseen and underestimated expenses.

We may be subjected to product liability claims for products or services that we provide which could result in expensive judgments and/or expensive settlements which would result in reduced profitability.

Claims of tortious injury brought by third parties against us may occur in the future, with respect to the parts we sell, the customization work we plan to perform and the resulting operation of customers' motorsport vehicles. Specifically, if a part that we install fails or a customer determines that services we provided fell below the standard of care, we could be subject to a lawsuit. We cannot guaranty that we will counterclaim against any such parties in such claims or seek indemnification from other parties. We also cannot guaranty that we will be able to avoid costly and time-consuming litigation involving tortious claims, such as those stemming from product or installation defects. We do not currently have product liability insurance. Moreover, as product liability insurance is typically expensive, we will not acquire product liability insurance until and unless it is economically feasible to do so. Any such claims or counterclaims could be time-consuming, result in costly litigation, cause significant modification to our current installation procedures, and would require us to retrain our personnel or require us to enter into costly settlement agreements, any of which could harm our profitability by forcing us to utilize time and funds which otherwise would be used to further our business objectives. Any adverse judgments or settlement agreements resulting from claims of personal injury or the like may deplete our financial resources or hinder our reputation, thereby affecting our ability to earn revenues and continue our operations.

We must compete with other traditional non-Internet sources of motorsports parts and services in order to operate profitably and if we are unable to effectively compete, our operating results will suffer.


The market for customized motorsports parts and services is highly fragmented and intensely competitive. We currently compete with a number of sources of such products and services from small business operators, and larger, longer-established dealers, independent operators and other sources. Additionally, some enthusiasts may choose to purchase their own parts and perform their own custom modifications to their motorsports vehicles. Moreover, some of our competitors have substantially greater resources and better name recognition than we do. Increased competition in our region, including the adoption by existing competitors of their own websites or other marketing techniques, or the entry of new competitors or the expansion of operations by existing competitors could reduce our profitability and operating results.


[material omitted]

Our ability to earn revenues will be harmed if consumers do not consider the Internet a viable commercial marketplace for the purchase of motorsports parts and services.


Our success depends on the continued growth of the Internet as a viable commercial marketplace for consumers and businesses. If consumers and businesses do not increase their use of the Internet, our business and operating results would suffer. Our future revenues substantially depend upon the widespread acceptance of the Internet as an effective medium of commerce by consumers in our target market. We cannot predict the extent to which Internet users will shift their habits from traditional to online information tools. If customers, suppliers or manufacturers are unwilling to use the Internet to conduct business and exchange information, our business will fail. It is possible that the Internet may not become a viable long-term commercial marketplace due to the potentially inadequate development of the necessary network infrastructure, the delayed development of enabling technologies and performance improvements and the high cost of shipping products. The commercial acceptance and use of the Internet may not continue to develop at historical rates, or may not develop as quickly as we expect. In addition, concerns over security and privacy may inhibit the growth of the Internet.

Consumers and businesses may not use the Internet for a number of reasons, including:

     o   internet access costs;
     o   perceived security risks;
     o   legal issues;
     o   inconsistent service quality; and
     o   unavailability of cost-effective, high-speed service.

The Internet could also lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality-of-service. In addition, federal, state and foreign agencies have begun to increasingly regulate the Internet and Internet commerce. Any regulation imposing fees for Internet use could result in a decline in Internet usage and slow the acceptance of the Internet. The demand for our services could be significantly reduced if the Internet does not continue to become a widespread communications medium and commercial platform.


[material omitted]

Increased government regulation of the Internet may reduce our future earnings by unexpectedly increasing our cost of doing business, including, the cost of complying with such regulation.


Our proposed Internet and e-commerce businesses currently are not directly regulated by any governmental agency, other than through regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet regarding, among other things, the following issues:

     o   taxation of consumer transactions;
     o   advertising;
     o   user privacy;
     o   unsolicited marketing;
     o   pricing;
     o   quality of products and services;
     o   intellectual property;
     o   information security; and
     o   anti-competitive practices.


The adoption of laws or regulations covering these issues may decrease the growth of Internet commerce. Such laws could decrease the demand for our products and services, increase our cost of doing business, or reduce our ability to earn revenues as the cost of business may rise without the ability to increase prices. Moreover, the applicability to the Internet of existing laws governing issues including intellectual property ownership, libel and personal privacy is uncertain. If these existing laws were to be applied to the Internet, our business may be harmed as it may be more difficult and expensive to do business over the Internet.


If primary suppliers terminate their relationships with us, our revenues will be reduced unless we can obtain new suppliers.


Relationships we plan to have with major suppliers will be key to successful operations, because we will depend on being able to obtain parts as we need them. In the event that these relationships are disrupted, we will need to develop relationships with other suppliers in order to continue to generate revenue. We intend to enter into written agreements with our primary suppliers; however, they may still have no obligation to continue to sell their parts to us. In the event that these suppliers terminate their relationships with us, we will not be able to generate revenues as projected unless and until we establish similar relationships with comparable suppliers. Locating alternate sources of parts and services could be time consuming and costly. If certain suppliers terminate their relationships with us at a time when our operating funds are low, our ability to continue as a going concern will be jeopardized as we may not have the available funds needed to research and enter into substitute arrangements.

Our officers and directors are engaged in other activities which could reduce the amount of business time they spend on our operations and could have conflicts of interest with us, which may deprive us of potential business opportunities and result in reduced revenues.

Our officers and directors currently do not work full time on our business, but we anticipate that they will devote significantly more hours if we begin generating significant revenues. Specifically, since 1999, Chad Vogel, our president, treasurer and a member of our board of directors, has been employed by the Koch Refinery in Rosemont, Minnesota, as a refinery operator and production specialist. His duties include verifying samples and all aspects of quality control. Although Kaye Vogel and Donald Vogel are not involved in other business ventures at this time, they may engage in other activities and may become involved in other business opportunities which may conflict with our business activities. Our officers and directors may have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. As such, there is also a potential for conflict of interest between us and our officers and directors for future business opportunities. If our officers and directors do not devote sufficient time to our business endeavors, our ability to succeed and earn revenues will be harmed.

Our Articles of Incorporation and our Bylaws limit the liability of our officers and directors; therefore, our officers and directors may not have any liability to our shareholders for certain acts or omissions.


Article Twelfth of our Articles of Incorporation and Article V of our Bylaws include provisions eliminating or limiting the personal liability of our officers and directors to us or our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Nevada Revised Statutes provide for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our success depends on attracting and retaining qualified individuals, without whom we may not be able to operate profitably.

To execute our growth plan, we must attract and retain highly qualified personnel. We may need to hire additional personnel in virtually all operational areas, in addition to sales and marketing, research and development, finance, accounting, operations and technical support, customer service and administration. Competition for these personnel, especially for mechanics with experience in customizing motorsports vehicles, is intense. We cannot guaranty that we will be successful in attracting and retaining qualified personnel. We may have difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we fail to attract new personnel or retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

Risks related to owning our common stock:

Our officers, directors and principal security holders own approximately 51.22% of our outstanding shares of common stock, allowing these shareholders to control matters requiring approval of our shareholders.

As a result of such ownership by our officers, directors and principal security holders, investors will have no control over matters requiring approval by our security holders, including the election of directors. Specifically, investors may be hesitant to invest in a company with such concentrated control because our directors and officers may control matters requiring approval by our security holders, including the election of directors. Moreover, our officers and directors may, in the future, be entitled to sell all or a portion of the shares they currently hold. If one of our officers or directors decides to sell a substantial portion of his or her shares, investors could see this as a sign that our business is failing resulting in "panic" selling of our stock. Should a significant portion of our issued and outstanding stock be offered for sale at or near the same time, then the price of our stock will likely decline significantly. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we enter into transactions which require shareholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.


We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares; therefore investors may be forced to hold onto their stock during times when they otherwise would sell.

There is no public market for shares of our common stock. An active public market may not develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. As a result, during times when it would be advisable to sell, our shareholders may not have the ability to sell their stock. An investment in us should be considered extremely illiquid. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the offering price of the shares has been arbitrarily determined; therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the offering price of the shares has been arbitrarily determined. Moreover, the selling security holders will sell their shares at a fixed price until our securities are quoted on the Over-the-Counter Bulletin Board or other market, if any, and thereafter at prevailing market prices or privately negotiated prices. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.


Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

The selling security holders will sell their shares at a fixed price until our securities are quoted on the Over-the-Counter Bulletin Board or other market, if any, and thereafter at prevailing market prices or privately negotiated prices.


Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

     1. the number of shares owned by each selling security holder prior to this offering;
     2. the total number of shares that are to be offered for each selling security holder; and
     3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. These shares were acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There are thirty-five shareholders currently holding our common stock. All of those shareholders are registering for the sale of the entire amount they currently own. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

------------------------------------- -------------------------------- ----------------------------- -------------------------------
  Name of Selling Security Holder       Amount of Shares of Common      Amount of Shares of Common      Amount of Shares and the
                                          Stock Owned by Selling        Stock to be Offered by the     Percentage of Common Stock
                                        Security Holder Before the       Selling Security Holder       Owned by Selling Security
                                                 Offering                                             Holder After the Offering is
                                                                                                                Complete
------------------------------------- -------------------------------- ----------------------------- -------------------------------
Dean Schmidkunz                                  50,000                          50,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Matt Schepp                                      50,000                          50,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Trevor Madler                                    50,000                          50,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Wade Vogel                                       50,000                          50,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Allan Ziemann                                    50,000                          50,000                           0
------------------------------------------------------------------------------------------------------------------------------------
John Arman                                       40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Joseph A. Campbell                               40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Melvin E. Lippert                                40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Rodney A. Nelson                                 40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Angelo M. Randazzo                               40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Chad Renner                                      40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Rodney R. Roehrich                               40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Mike Setterlund                                  40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Wayne Schaf                                      40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Mark S. Schmidt                                  40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------
SLIC Investment Club(1)                          40,000                          40,000                           0
------------------------------------------------------------------------------------------------------------------------------------




                                       12



Sheila M. Bentz                                  30,000                          30,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Daniel L. Baker                                  20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Todd M. Becker                                   20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Bruce J. Brucker                                 20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Franklin L. Buchholz                             20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Troy L. Ereth                                    20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Brent J. Geiss                                   20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Kevin A. Hahne                                   20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Perry J. Hardy                                   20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Steven J. Howry                                  20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Gregory A. Kautzman                              20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Richard A. Setterlund                            20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Kurt Schirado                                    20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Darin D. Tweeten                                 20,000                          20,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Deborah A. McCrory                               10,000                          10,000                           0
------------------------------------------------------------------------------------------------------------------------------------
Craig R. Pankratz                                10,000                          10,000                           0
------------------------------------------------------------------------------------------------------------------------------------

(1) The control persons of SLIC Investment Club are: Steven Wolff, President; David Moum, Secretary; and Wade Becker, Treasurer.



Plan of Distribution
--------------------


The selling security holders will sell their shares at a fixed price until our securities are quoted on the Over-the-Counter Bulletin Board or other market, if any, and thereafter at prevailing market prices or privately negotiated prices. Our stock is not quoted on the Over-the-Counter Bulletin Board nor is it listed on any securities exchange. There is no guarantee that our stock will ever be quoted on the Over-the-Counter Bulletin Board or listed on any securities exchange. The shares will not be sold in an underwritten public offering.

We intend to pay the offering expenses from the following sources:
     o   current cash resources;
     o   revenues;
     o   loans from our officers/directors; and/or
     o financing arrangements including, but not necessarily limited to, third party loans or equity financings.

We have limited cash resources and limited revenues. Moreover, none of our officers or directors is obligated to pay the offering expenses. Finally, we have not made specific arrangements for third party loans or equity financings nor can we guarantee that we will be able to arrange for such financings on acceptable terms, or at all.


The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o   privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may not sell any or all of their shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could disrupt our operations, reduce profits and hinder future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. Other than described herein, there are no other terms or general understandings with our officers and directors regarding their continued service to us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers will hold office until their resignations or removal. The directors' term of office shall be one (1) year, and directors may be re-elected for successive annual terms.


Our directors and principal executive officers are as specified on the following table:

================== =============== ============================================
Name                    Age        Position
------------------ --------------- --------------------------------------------
Chad Vogel               23        president, treasurer and a director
------------------ --------------- --------------------------------------------
Kaye Vogel               34        vice-president, secretary and a director
------------------ --------------- --------------------------------------------
Donald J. Vogel          59        director
================== =============== ============================================


Chad Vogel, 23, has been our president, treasurer, and one of our directors since our inception. He conducts our day-to-day activities, which includes attending auctions for the purchase of equipment and the sales of salvaged parts. Since 1999, Mr. Vogel has been employed by the Koch Refinery in Rosemont, Minnesota, as a refinery operator and production specialist. His duties include verifying samples and all aspects of quality control. Prior to that, in 1998, Mr. Vogel was a refinery operator employed Frontier Oil. Mr. Vogel has an interest in recreational vehicles. From October 1997 to April 1998, Mr. Vogel was employed by Anderson Sport Center, a recreational vehicle dealership in Bismarck, North Dakota. At Anderson Sport Center, he worked in sales, as a shop technician, and raced snowmobiles. He has been an avid participant in snowmobile and motorcycle auctions, swap meets, races, and related events around the country. Mr. Vogel has been an enthusiastic rider, builder and modifier of all types of recreational vehicles since he was a child, with an emphasis on building and customizing snowmobiles for western mountain riding. After working out of his home customizing snowmobiles for others, Mr. Vogel began receiving increasing numbers of referrals for his services and expertise. Mr. Vogel does not have any other business activities to which he devotes his time. Mr. Vogel has indicated that he will spend approximately 10 hours per week on our business activities. Mr. Vogel is not an officer or director of any reporting company.

Kaye Vogel, 34, has been our vice-president, secretary, and director since our inception. Since joining the Vogel family by marriage, Ms. Vogel has been involved with recreational vehicles for the past ten years. For three years, she successfully owned and operated Riverside RV Rentals, Inc. a recreational vehicle rental company in Mandan, North Dakota, until its recent sale. Prior to working with Riverside RV Rentals, Ms. Vogel was a homemaker. Ms. Vogel is responsible for maintaining our books and records. Currently, Ms. Vogel devotes only approximately 2 hours a week to our business. Ms. Vogel has indicated that she will devote additional time to our business as we are able to raise additional funds and increase our business activities. She hopes to someday work full time (40 hours a week) for our business if funds and business activity permit. Ms. Vogel does not have any other business activities to which she devotes her time. She earned an Associate of Applied Science Degree as a medical secretary from Bismarck State College. Ms. Vogel is not an officer or director of any reporting company.


Donald J. Vogel, 59, has been one of our directors since our inception. For the past 20 years, Mr. Vogel worked at the BP Amoco Oil Refinery in Mandan, North Dakota as a maintenance supervisor, overseeing the day-to-day operations of the refinery. Now retired, he enjoys his lifetime hobby of recreational vehicles. Mr. Vogel has an extensive 35-year history of attending snowmobile shows and events, and is a mountain riding enthusiast. He is also an active motorcycle and all-terrain-vehicle rider. Mr. Vogel brings his lifetime of recreational vehicle expertise to assist in our daily operations. Mr. Vogel does not have any other business activities to which he devotes his time. Mr. Vogel has indicated that he will spend approximately 10 hours per week on our business activities. Mr. Vogel is not an officer or director of any reporting company.

Chad Vogel is the brother-in-law of Kaye Vogel, and is the son of Donald J. Vogel. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 13, 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

================== =================================== =================================== ======================
Title of Class     Name and Address                     Amount and Nature of Beneficial       Percent of Class
                   of Beneficial Owner                               Owner
------------------ ----------------------------------- ----------------------------------- ----------------------
Common Stock       Chad Vogel                                    350,000 shares
                   1418 Laurel Ave.                      president, treasurer, director            17.07%
                   St. Paul Park, MN 55071
------------------ ----------------------------------- ----------------------------------- ----------------------
Common Stock       Kaye Vogel                                    350,000 shares
                   1108 27th St. NW                        vice-president, secretary,              17.07%
                   Mandan, North Dakota 58554                       director
------------------ ----------------------------------- ----------------------------------- ----------------------
Common Stock       Donald Vogel                                  350,000 shares
                   701 39th St.                                     director                       17.07%
                   Mandan, North Dakota 58554
------------------ ----------------------------------- ----------------------------------- ----------------------
Common Stock       All directors and named executive            1,050,000 shares                   51.22%
                   officers as a group
================== =================================== =================================== ======================

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description Of Our Securities
-----------------------------

Description of Capital Stock We are authorized to issue 65,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. As of September 13, 2002, 2,050,000 shares of our common stock were issued and outstanding.


Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock, of which no such shares are issued and outstanding. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
------------------------------------

Transactions with Promoters. Chad Vogel was issued 350,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Vogel was approximately $350. Kaye Vogel was issued 350,000 shares of our common stock in exchange for her services as our promoter. The value of the services performed by Ms. Vogel was approximately $350. Donald Vogel was issued 350,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Vogel was approximately $500.

Description of Business
-----------------------

Our Background.  We were incorporated in Nevada on September 28, 2001.

Our Business. We currently provide motorsports enthusiasts, including snowmobilers, users of personal watercraft, dirt bike riders and motorcyclists, with aftermarket parts and service. We specialize in providing customized work by our on-staff technicians who have experience in the motorsports industry. We are in the process of developing an Internet site and two proposed store locations. [material omitted] Our website is currently operational and features several different pages. However, the development of our website is not complete and some pages are not yet operational. We plan to use our website to serve as a showcase for a variety of accessories for snowmobiles, watercraft, and dirt bikes. Once our website is fully developed, we also intend to feature an online technician who can answer customer questions. We plan to establish our initial retail store location and headquarters in St. Paul Park, Minnesota, and our second location in Mandan, North Dakota.

The Outdoor Motorsports Market. We believe there are many facets to the outdoor motorsports market, including, but not necessarily limited to, snowmobiles, watercraft, and motorcycles. Based on information we found on the Internet at www.snomobile.org., we believe that the outdoor motorsports industry is growing. We believe that the reason for this growth is that these activities appeal to families because of the opportunity it gives families to spend quality time together while also enjoying the outdoors. In regions with sufficient winter snowfall, we believe snowmobiles are a main form of winter outdoor recreation, combining exercise, time with nature and family. In the Fall of 2001, the Association of Snowmobilers claimed that the economic impact of snowmobiling is profound, estimating that there are over four million snowmobilers in the United States and Canada. Additionally, we believe that areas of the upper Midwest, such as Minnesota, are areas for especially well suited for recreational snowmobiling.

Our Products and Services. We currently provide motorsports enthusiasts with customized or aftermarket parts and service. Specifically, we currently offer assorted items such as service training manuals, snowmobile window shields, helmets, gloves, bibs, headlight covers, helmet shields, boots, taillights, exhaust silencer, studs and backers, sway bar, handle bar assembly, seat, tuning scale and other aftermarket parts. We hope that with the proper funding we will be able to increase our parts selection. We intend to focus on parts associated with steering and drive parts. We hope to expand our parts selection to include parts for other recreational vehicles. The timing for offering additional parts will depend on available funding. We anticipate that with sufficient funding, we could offer additional parts within the next 12 months.

We strive to cater to our customers' demand for adding fun and performance to their personal recreational vehicles, which include motorcycles, snowmobiles, street bikes, dirt bikes, all terrain vehicles (ATVs) and personal watercraft. We believe that we can continue to provide our customers with quality service because we have the same enthusiasm for outdoor activities as our potential clients. We also believe we understand our customers' expectations for quality service and products. We currently offer a comprehensive range of mechanical services for snowmobiles, motorcycles, personal watercraft, and dirt bikes. From maintenance and repair work to comprehensive performance and engine modifications, we believe our mechanics can provide our customers with quality workmanship.

Our Proposed Suppliers. To build our inventory, we plan to establish contracts with several key suppliers. [material omitted] We plan on applying for authorized dealer status with suppliers so that we can receive the lowest possible prices. However, in order to attain dealer status, we must first secure sizeable orders. There is no guarantee that we will ever be able to secure sufficient orders to attain authorized dealer status.

Our Website. Currently, our website is operational, though not all the pages and links we have planned have yet been deployed. We anticipate that our website, located at www.911performance.com, will serve as our Internet corporate presence. We plan to use our website for marketing our proposed motorsports customizing parts and services in Minnesota, North Dakota, and in the upper Midwest regions and beyond. We plan to register our website with search engines so that our website will come at or near the top of search results. This will require pre-funding the desired placement of our website with various search engines. We do not yet have the resources for pre-funding our website in this manner.

We also intend to use our website to showcase and display products and accessories from a variety of manufacturers of snowmobiles, watercraft, motorcycles and dirt bikes. We plan to make our website user-friendly, allowing the site visitor to view and purchase products online, and arrange for direct shipment. We anticipate that an additional feature of our website will be an online question-and-answer technician to communicate with customers regarding the modification of existing equipment. We plan to arrange for the technician to respond to customer questions in a timely manner, and to allow for the customer to schedule any desired customizing work directly with the technician. We also plan to use our website to feature in-depth information on merchandise trends and product effectiveness, as well as a consignment board.


We anticipate relying on our website to generate a significant portion of our projected revenue. As such, we plan to design our website to promote maximum profitability which we hope will build confidence and credibility in our operations with customers, advertisers, and suppliers. We will attempt to maximize our website's effectiveness by ensuring the featured products and materials attract our "ideal customer," the person who we hope will be most likely to visit and make purchases from our website. Defining the ideal customer will include an extensive database-building process. As traffic on our website occurs, we will attempt to collect data such as age, marital status, income, level of interests, and then continually store and evaluate this data. We plan to accomplish this by using surveys sent to our customers as well as providing polls on our website. We will design questions which will elicit the information we seek to gather. As trends from this data emerge, we plan to update our website accordingly.


Target Markets and Marketing Strategy. We believe that our target market will consist of current and potential users of snowmobiles, watercraft, and motorcycles, including dirt bikes and street bikes. We will focus on those owners that have a desire to customize or modify their vehicles for maximum performance. We plan to operate from our initial location in St. Paul Park, Minnesota, where customers have access to Minnesota's snowmobile trail system, which we believe to be highly popular with snowmobilers. We also plan to target the Bismarck-Mandan area of North Dakota, which we also believe is a key location for snowmobiling ownership in that state. We plan to hire a Marketing Manager to help us focus our marketing efforts. Our marketing strategy is to promote our services and attract potential customers to our website, and through traditional means. Some of our specific marketing initiatives include the following:

     o   Direct product selling by means of eBay and other online auctions;
     o   Television and newspaper advertising;
     o   Call-in radio spots and live remote programs on local stations;
     o Direct mail campaigns, with offers for product discounts and free customizing estimates;
     o   Online marketing, banner advertising and website product sponsorships;
     o   Sporting-event sponsorships in conjunction with product manufacturers;
         and
     o Development of a professional trade show booth, designed to travel to local sport shows and serve as a showcase for our products and services.

Growth Strategy. Our objective is to become a provider of customized motorsports parts and services in the upper Midwest region and beyond. We plan to achieve this growth by opening our headquarters in St. Paul Park, Minnesota. We anticipate that our headquarters will house all of our management and administrative staff, as well as our website maintenance and order fulfillment personnel. We also expect to conduct all accounting, billing, tracking, and administrative and management activities from that location. We plan to devote a significant amount of space to office operations, order fulfillment, storage facilities for products, and garage areas for customizing work. We also plan to open an additional store location in Mandan, North Dakota, which we anticipate will showcase products and also have facilities for performing our customizing work. Hiring individuals to fill the following positions will be important to our growth:

     o Marketing Manager. This individual will be responsible for marketing efforts for all store locations and working closely with a web technician to coordinate our web-based marketing strategy. We anticipate that this person will be experienced in marketing campaigns, computers, online and retail sales, and management.
     o Mandan Location Manager. This person will spearhead the management and growth of the proposed Mandan store. We plan to hire a person experienced in motorsports, business management, accounting, computers, marketing and customer relations.

     o Expansion Location Managers. This individual will have the same responsibilities as the Mandan Location Manager.
     o Network Systems Manager. This individual will build and install the network system connecting our headquarters with each expansion location, beginning with the proposed Mandan store. We expect this person will work closely with the Marketing Manager to ensure the effectiveness of our website. We anticipate filling this position with a person experienced in management, computer hardware, software, and networking.
     o Order Fulfillment Manager. This person will be responsible for ensuring all online orders are filled, and will be asked to contribute ideas and solutions for continuing growth of our website. We plan to hire a person experienced in online order-taking, merchant credit card relationships and website development.
     o Clerical Support. We expect to staff each location with a person responsible for receptionist duties, customer assistance and bookkeeping.
     o Customizing Technicians. We plan to staff each location with an experienced mechanical technician who will perform customizing work on customer vehicles and equipment.

We also anticipate we will:

     o carry more performance and lightweight parts geared toward mountain snowmobiles;
     o   offer fabrication of lightweight suspension components;
     o   install a computer network to connect our stores;
     o   market our services to the motorsports enthusiast community; and
     o   develop our website as a marketing tool.

We expect to evolve our marketing program from a local to a regional focus and thereby increase our presence in the motorsports products aftermarket and customizing industry. To expand our operations, we also plan to open stores in these locations on the following proposed schedule:

-------------------------------------- ----------------------------------------
        Location                                    Proposed Date
-------------------------------------- ----------------------------------------
   St. Cloud, Minnesota                              March 2003
-------------------------------------- ----------------------------------------
    Fargo, North Dakota                            September 2003
-------------------------------------- ----------------------------------------
 Grand Forks, North Dakota                           March 2004
-------------------------------------- ----------------------------------------

We cannot guaranty that we will have available funds to open stores at these locations within the anticipated time frame.

Competition. The market for motorsports parts and services is highly fragmented and intensely competitive. While we compete with traditional "brick and mortar" providers of motorsports customizing products and services, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We hope to become a leading provider of motorsports customizing products and services in the markets in which we operate. Some of the major competitors we anticipate competing for business with in the Minneapolis/St. Paul, Minnesota area are: C&M Cycle Service, Jaz Cycle Service, Sled-N-Cycle, Trackstar Motorsports, Brothers MotorSports, Hitching Post Motorsports, and Anoka Ramsey Sport Center. Some of these also feature websites promoting their services and products. The major competitors in the Bismarck-Mandan, North Dakota area are River City Sports, "Shop," Cycle Hutt, Action Sports, Edge Performance, Midway Motorsports, Prairie West Machines, Scooter Shak, and Sioux Cycle. Some of our internet competitors include specialty retailers such as RideGear.com, powersportsnetwork.com, Excel Motor Sports at excelmms.com, and hponline.com, as well as general internet retailers such as Amazon and Yahoo!.


We plan on competing based on price and service. Specifically, we believe we will be able to manage our overhead by conducting a portion of our business over the Internet. We believe that if we can establish a visible Internet presence and develop our website to appeal to outdoor enthusiasts, we will be able to keep our overhead down. We believe that our overhead will be less than traditional "brick and mortar" businesses. We also hope to enter into arrangements with third party providers which can provide us with the best possible price for the parts we will need. We cannot guaranty that other websites or services which are functionally equivalent or similar to our website have not been developed or are not in development. Many of our competitors have greater financial and other resources, and more experience in research and development, than we have. Many of our competitors also have existing relationships with third party providers which allow them to receive discount "bulk" prices. We hope that we can develop our business in a manner which will allow us to receive similar prices. There is no guarantee that we will be able to make such arrangements.

As we have not completed the development of our website and as we are earning only slight revenues, we do not occupy a significant competitive position in our industry. We do not yet have the resources to significantly improve our competitive position but hope to grow our business and increase our revenues. There is no guarantee that we will be able to improve our competitive position.


Our Intellectual Property. We currently own the domain name, "www.911performance.com". No one else can obtain an identical domain name under current registration practices, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe upon or otherwise decrease the value of our domain names.

We also do not presently own any patents, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain intellectual property protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that we may not be able to protect. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o   these agreements will not be breached;
     o   we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.


Government Regulation in General. We are subject to federal, state and local laws and regulations applied to businesses generally. In all jurisdictions, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licenses and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and the like. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We may be prevented from operating if our activities are not in compliance and must take action to be in compliance with any federal, state, or local regulation.

Government Regulation of the Internet. Taxing authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes. The adoption of any of these laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our products and services, increase costs and otherwise harm our business, results of operations and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

The tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made at the federal, state and local level and by various foreign governments to impose taxes on the sale of goods and services and other Internet activities. Recently, the Internet Tax Information Act was signed into law placing a three-year moratorium on new state and local taxes on Internet commerce. Although our business operations are based in North Dakota, the governments of other states or foreign countries might attempt to regulate our activities or levy sales or other taxes on us. Future laws imposing taxes or other regulations on Internet commerce could substantially impair the growth of electronic commerce and reduce our operations.

Federal legislation imposing limitations on the ability of states to impose new state taxes on e-commerce was enacted in 1998. The Internet Tax Freedom Act, as this legislation was known, exempted specific types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through October 21, 2001. It is possible that this legislation will not be renewed. Failure to renew this legislation or the enactment of new legislation could allow state and local governments to impose sales and use taxes on Internet-based businesses. Such taxes could decrease the demand for our products and services or increase our costs of operations.

Furthermore, several telecommunications carriers have asked the Federal Communications Commission ("FCC") to regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet and online service providers and to impose access fees on those providers. For example, some local telephone carriers have asserted that the increasing popularity and use of the Internet have burdened the existing telecommunications infrastructure, and that many areas with high Internet use have begun to experience interruptions in telephone service. These carriers have petitioned the FCC to impose access fees on Internet service providers and online service providers. If the FCC imposes access fees, the costs of communicating on the Internet could increase substantially, potentially slowing the increasing use of the Internet. This slowing could in turn decrease demand for our services or increase our cost of doing business.


Our Research and Development. We are not currently conducting any research and development activities other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of September 13, 2002, we had no employees other than our officers. We are not a party to any collective bargaining agreements. We anticipate entering into employment contracts with Chad Vogel and Kaye Vogel, however, we have not negotiated, either in writing or verbally, any specific terms or conditions of such employment agreement. We anticipate that we will negotiate an employment agreement with Chad Vogel and Kaye Vogel, when, and if, we begin earning sufficient revenue to justify making such a commitment. We have not yet entered into employment agreements with Chad Vogel or Kaye Vogel because we have not earned sufficient revenue to justify making such commitments for an extended period of time. Additionally, we do not currently anticipate that we will hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will also use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

Facilities. Our administrative offices are located at 701 39th Street North, Mandan, North Dakota, 58554. Donald Vogel, one of our directors, provides our facilities at no charge. We do not have a written lease or sublease agreement and Donald Vogel does not expect to be paid or reimbursed for providing office facilities. We believe that our facilities are adequate for our current needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from September 28, 2001, our date of formation, through December 31, 2001.
-------------------------------------------------------------------------------

Liquidity and Capital Resources. We have cash of $5,809 and inventory of $3,500 as of December 31, 2001. Our total current assets were $9,309 as of December 31, 2001. We believe that our available cash is sufficient to pay our day-to-day expenditures. As of December 31, 2001, our total assets were approximately $26,678, of which our equipment represents $18,610, less accumulated depreciation of $1,241, for a net value of $17,369.

Our total liabilities were approximately $27,766 as of December 31, 2001. We had accrued expenses of $1,003 and $4,000 in an advance from one of our officers as of December 31, 2001. We also had $653 in accrued interest, for total current liabilities of $5,656. Our total notes payable represent approximately $22,110 of our total liabilities, which is a promissory note to one of our officers for assets and inventory. The note matures October 2, 2003, and carries an interest rate of 10% payable at maturity. We do not have any other material commitments for capital expenditures.

Results of Operations.

Revenues. We have not yet realized any revenues from services that we provided during the period ended December 31, 2001. We anticipate that we will generate revenues as we expand our customer base.

Operating Expenses. For the period ended December 31, 2001, our total expenses were approximately $42,338. Those included consulting fees of $1,250, interest expenses of $653, depreciation expenses of $1,241, organization expenses of $35,000 and operating expenses of $4,194. For the period ended December 31, 2001, we experienced a net loss of approximately $42,338.

For the six month period ended June 30, 2002.
---------------------------------------------


Liquidity and Capital Resources. We have cash of $1,654 and inventory of $7,121 as at June 30, 2002. Our total current assets were $8,775 as at June 30, 2002. We believe that our available cash is sufficient to pay our day-to-day expenditures. As of June 30, 2002, our total assets were approximately $24,594, of which our equipment represented $18,610, less accumulated depreciation of $2,791, for a net value of $15,819.

Our total liabilities were approximately $27,743 as of June 30, 2002. We had accrued interest of $1,633 and a $4,000 in an advance from one of our officers as of June 30, 2002. Our total notes payable represent approximately $22,110 of our total liabilities, which is a promissory note to one of our officers for assets and inventory. The note matures October 2, 2003, and carries an interest rate of 10% payable at maturity. We do not have any other material commitments for capital expenditures.


Results of Operations.
---------------------


Revenues. For the six-month period ended June 30, 2002, we earned revenues of $11,140 from sold goods with a cost of goods sold of $4,967 for a total gross profit of $6,173. We anticipate that we will generate additional revenues as we expand our customer base.

Operating Expenses. For the six-month period ended June 30, 2002, our total expenses were approximately $9,664 compared to total expenses of $56,665 for the period from our inception to June 30, 2002. Our expenses for the six-month period ended June 30, 2002, included interest expense of $1,096, depreciation expenses of $1,861 and operating expenses of $6,707. For the six-month period ended June, 2002, we experienced a net loss of approximately $3,491 compared a total net loss from our inception to June 30, 2002, of $50,097.

Our Plan of Operation for the Next Twelve Months. To effectuate our business plan during the next twelve months, we must increase our current customer base. We anticipate that we will use revenues generated to fund marketing activities and for working capital. We will likely need to arrange for additional funding through private or public offerings of our stock or borrowings. As of the date of this registration statement of which this prospectus forms a part, we had not negotiated with any third parties interested in providing such funding. There is no guarantee that we will be able to arrange for additional funding. Our failure to market and promote our services will harm our business and future financial performance as we will rely heavily on our ability to earn revenue as a source of operating funds.

We had cash of approximately $1,500 as of September 1, 2002. In the opinion of management, available funds coupled with expected revenues will satisfy our working capital requirements through November 2002. As discussed above, we will need to arrange for alternative funding. We will depend on our current revenue production to pay some of our expenses. However, our revenues will need to be increased in order to fund our expansion plans. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to expand our operations, although we have not made any efforts to obtain additional capital. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected.


[material omitted]


In October 2001, one of our officers advanced us an additional $4,000 to pay our expenses. Additionally, one of our officers advanced $22,110 for purchase of assets and inventory in exchange for a promissory note dated October 2, 2001, which matures October 2, 2003 and carries an interest rate of 10% payable at maturity.


We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. We do not expect to purchase any plant or significant equipment within the next 12 months.

Over next 12 months, we plan on expanding our product offerings. Specifically, we hope to offer aftermarket parts for other recreational vehicles, such as all terrain vehicles (ATV's). We also will attempt to purchase the necessary equipment to allow us to custom chrome stock vehicle parts. However, we will not be able to expand our product offerings unless and until we raise the necessary funding. If we are not able to arrange for sufficient funding, our ability to expand our capacity for revenue production will be harmed.

If the requisite funding is available within the next 12 months, we plan on hiring approximately 9 individuals to fill the following positions:

     o Marketing Manager. This individual will be responsible for marketing efforts for all store locations and working closely with a web technician to coordinate our web-based marketing strategy. We anticipate that this person will be experienced in marketing campaigns, computers, online and retail sales, and management.
     o Mandan Location Manager. This person will spearhead the management and growth of the proposed Mandan store. We plan to hire a person experienced in motorsports, business management, accounting, computers, marketing and customer relations.
     o Expansion Location Manager. This individual will have the same responsibilities as the Mandan Location Manager.
     o Network Systems Manager. This individual will build and install the network system connecting our headquarters with each expansion location, beginning with the proposed Mandan store. We expect this person will work closely with the Marketing Manager to ensure the effectiveness of our website. We anticipate filling this position with a person experienced in management, computer hardware, software, and networking.
     o Order Fulfillment Manager. This person will be responsible for ensuring all online orders are filled, and will be asked to contribute ideas and solutions for continuing growth of our website. We plan to hire a person experienced in online order-taking, merchant credit card relationships and website development.
     o Clerical Support. The number of clerical staff will depend on the number of locations. We expect to staff each location with a person responsible for receptionist duties, customer assistance and bookkeeping.
     o Customizing Technicians. The number of technicians will depend on the number of locations. We plan to staff each location with an experienced mechanical technician who will perform customizing work on customer vehicles and equipment.

Until and unless we arrange for sufficient funding to hire additional employees, we will not increase our management or staff. There is no guarantee that we will be able to arrange for sufficient funding to hire additional staff. We cannot accurately predict when we will have sufficient funding to hire additional staff.

The anticipated costs of this offering are approximately $8,700. We have already paid some of the expenses associated with this offering. The portion of the expenses we have not yet paid will be paid out from the following sources:

     o   current cash resources;
     o   revenues;
     o   loans from our officers/directors; and/or
     o financing arrangements including, but not necessarily limited to, third party loans or equity financings.

We have limited cash resources and limited revenues. Moreover, none of our officers or directors is obligated to pay the offering expenses. Finally, we have not made specific arrangements for third party loans or equity financings nor can we guarantee that we will be able to arrange for such financings on acceptable terms, or at all. If we are not able to pay the offering expenses, the effectiveness of our registration statement may be delayed until we can arrange for additional funding. We may also be forced to arrange for financing on terms which are less favorable. Our ability to continue as a going concern could be jeopardized.


Description of Property
-----------------------

Property Held by Us. As of the date specified in the following table, we held the following property:


       ================================== =========================
       Property                                June 30, 2002
       ---------------------------------- -------------------------
       Cash                                          $1,654
       ---------------------------------- -------------------------
       Inventory                                     $7,121
       ---------------------------------- -------------------------
       Equipment, net                               $15,819
       ================================== =========================


Our Facilities. Our executive, administrative and operating offices are located at 701 39th Street, Mandan, North Dakota 58554. Donald Vogel, one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Donald Vogel does not expect to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------

Related Party Transactions.

Donald Vogel, one of our directors, currently provides office space to us at no charge. Mr. Donald Vogel does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Mr. Donald Vogel. However, we anticipate that Mr. Donald Vogel will continue to provide office space to us at no charge as long as he owns 350,000 shares of our common stock, which equals approximately 17.07% of our outstanding common stock. We have not contemplated any future transactions with Mr. Donald Vogel with respect to office space.


One of our officers/directors advanced us $4,000 for operating capital.

Chad Vogel, our president and a member of our board of directors, holds a note payable in the amount of $22,110. The promissory note is for assets and inventory and matures October 2, 2003. The Note carries an interest rate of 10%. The entire principal and interest are payable at maturity.

Chad Vogel was issued 350,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Vogel was approximately $350. Kaye Vogel was issued 350,000 shares of our common stock in exchange for her services as our promoter. The value of the services performed by Ms. Vogel was approximately $350. Donald Vogel was issued 350,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Vogel was approximately $350.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no shares of our common stock that can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is thirty-five.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o   a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o   the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers during the year ending December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

=================================== ======= ============= ============= ===================== =====================
Name and Principal Position          Year      Annual      Bonus ($)        Other Annual           All Other
                                             Salary ($)                   Compensation ($)        Compensation
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Chad Vogel - president, treasurer   2002        None          None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Kaye Vogel - vice president,        2002        None          None              None                  None
secretary
=================================== ======= ============= ============= ===================== =====================

Compensation of Directors. Our current directors who are also our employees receive no extra compensation for their service on our board of directors.

Employment Contracts. We anticipate that we will enter into employment agreements with Chad Vogel and Kaye Vogel, although we do not currently know the terms of those employment agreements. We have not negotiated, either in writing or verbally, any specific terms or conditions of such employment agreements. We anticipate that we will negotiate employment agreements with Chad Vogel and Kaye Vogel when, and if, we begin earning sufficient revenue to justify making such commitments. We have not yet entered into an employment agreement with Chad Vogel and Kaye Vogel because we have not earned sufficient revenue to justify making a commitment for an extended period of time.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
--------------------


                              911 Performance Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                               As of June 30, 2002

                                   A S S E T S
                                   -----------
                                                                          June               December
                                                                        30, 2002             31, 2001
Current Assets
--------------                                                      ------------------   ------------------
      Cash                                                          $           1,654    $           5,809
      Inventory                                                                 7,121    $           3,500

                                                                    ------------------   ------------------
             Total Current Assets                                               8,775                9,309

Fixed Assets:
-------------
      Equipment                                                                18,610               18,610
      Less:Accumulated Depreciation                                            (2,791)                (930)
                                                                    ------------------   ------------------
                                                                               15,819               17,680
             Total Fixed Assets

             Total Assets                                                      24,594               26,989
                                                                    ==================   ==================

                              L I A B I L I T I E S
                              ---------------------

Current Liabilities
-------------------
      Advance from Officer                                                      4,000                4,000
      Accrued Interest                                                          1,633                  537
                                                                    ------------------   ------------------

             Total Current Liabilities                                          5,633                4,537

Long-Term Liabilities
---------------------
      Note Payable                                                             22,110               22,110
                                                                    ------------------   ------------------
             Total Long-Term Liabilities                                       27,743               26,647

      Commitments and Contingencies

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

Preferred Stock                                                                     -
   10,000,000 authorized shares, par value $.001
   no shares issued and outstanding
Common Stock                                                                    2,050                2,050
   65,000,000 authorized, par value $.001
   2,050,000 shares issued and outstanding

Additional Paid-in-Capital                                                     39,200               39,200
Accumulated Deficit                                                           (44,399)             (40,908)
                                                                    ------------------   ------------------
             Total Stockholders' Equity (Deficit)                              (3,149)              (1,708)
                                                                    ------------------   ------------------
             Total Liabilities and Stockholders' Equity             $          24,594    $          26,989
                                                                    ==================   ==================





                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              911 Performance Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                                                -------------------    --------------------
                                                                For Three            For Six                  From
                                                               Month Period        Month Period             Inception
                                                                  Ending              Ending                   To
                                                            ------------------- -------------------    --------------------
                                                              June 30, 2002       June 30, 2002           June 30, 2002
                                                            ------------------- -------------------    --------------------
Revenues:
---------
       Revenues                                             $            5,822  $           11,140     $            16,458
       Cost of Goods Sold                                                   44               4,967                   9,890
                                                            ------------------- -------------------    --------------------
            Gross Profit                                    $            5,778  $            6,173     $             6,568

Expenses:
---------
       Consulting Services                                                   -                   -                  36,250
       Interest Expense                                                    551               1,096                   2,178
       Depreciation Expense                                                930               1,861                   3,722
       Operating Expenses                                                2,089               6,707                  14,515
                                                            ------------------- -------------------    --------------------

            Total Expenses                                               3,570               9,664                  56,665

            Net Income (Loss) from Operations               $            2,208  $           (3,491)    $           (50,097)

Provision for Income Taxes:
---------------------------
       Income Tax Benefit                                                    -                   -                       -
                                                            ------------------- -------------------    --------------------

            Net Income (Loss)                               $            2,208  $           (3,491)    $           (50,097)
                                                            =================== ===================    ====================


Basic and Diluted Loss Per Common Share                                   0.00               (0.00)                  (0.02)
                                                            ------------------- -------------------    --------------------

Weighted Average number of Common Shares                             2,050,000           2,050,000               2,050,000
      used in per share calculations                        =================== ===================    ====================




                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              911 Performance Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows


                                                              ------------------------    --------------------
                                                                      For Six                    From
                                                                   Month Period                Inception
                                                                      Ending                      To
                                                              ------------------------    --------------------
                                                                   June 30, 2002             June 30, 2002
                                                              ------------------------    --------------------
Cash Flows from Operating Activities:

       Net Income (Loss)                                      $                (3,491)    $           (50,097)

       Changes in operating assets and liabilities:
               Depreciation                                                     1,861                   3,722
               Inventory                                                       (3,621)                 (3,053)
               Accrued Interest                                                 1,096                   1,082
               Stock issued for Services                                            -                   1,250
                                                              ------------------------    --------------------

               Total Adjustments                                                 (664)                  3,001
                                                              ------------------------    --------------------

Net Cash (Used in) Provided From  Operating Activities        $                (4,155)    $           (47,096)


Cash Flows from Investing Activities:

       Capital Expenditures                                                         -                 (18,610)
                                                              ------------------------    --------------------

Net Cash Used in Investing Activities                         $                     -     $           (18,610)
                                                              ------------------------    --------------------


Cash Flows from Financing Activities:

       Issuance of Common Stock                                                                        41,250
       Note Payable                                                                 -                  22,110
       Advances from Officer                                                        -                   4,000
                                                              ------------------------    --------------------
                                                                                    0
Net Cash Provided for Financing Activities                    $                     -     $            67,360
                                                              ------------------------    --------------------

Net Increase (Decrease) in Cash                               $                (4,155)    $             1,654

Cash Balance,  Begin Period                                                     5,809                       -
                                                              ------------------------    --------------------

Cash Balance,  End Period                                     $                 1,654     $             1,654
                                                              ========================    ====================

Supplemental Disclosures:
       Cash Paid for interest                                 $                     -     $                 -
       Cash Paid for income taxes                             $                     -     $                 -
       Stock Issued for Services                              $                     -     $             1,250







                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              911 Performance Inc.
                          Notes to Financial Statements

NOTE 1- BASIS OF PRESENTATION
------------------------------

General
-------
The consolidated unaudited interim financial statements of the Company as of June 30, 2002 and the statement of operations for the three and six months ended June 30, 2002 and from inception to June 30, 2002, included herein have been prepared in accordance with the instructions for Form 10QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. The December 31, 2001 Consolidated Balance Sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements.

In the opinion of management, the accompanying consolidated unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2002, and the results of their operations for the three and six months and from inception to June 30, 2002, and their cash flows for the six months ended June 30, 2002 from inception to June 30, 2002.

The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2001 and related notes included in the Company's Form 10-KSB filed with the Securities and Exchange Commission

Organization
------------
911 Performance Inc. ("the Company") was incorporated under the laws of the State of Nevada on September 28, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 2,050,000 shares issued and outstanding as of June 30, 2002. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock has a par value of $.001. The fiscal year end will be December 31.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Note 2  -  Common Stock
------------------------

A total of 1,250,000 shares of common stock were issued at the organization of the Company.

The Company issued 1,250,000 shares of common stock to individuals as founders and expensed as consulting fees for a total of $1,250. On November 15, 2001 the Company issued 800,000 shares of common stock to 28 individuals pursuant to a private placement memorandum dated November 2, 2001, priced at $0.05 per share for a total of 2,050,000 shares of common stock issued and outstanding as of June 30, 2002.

Note 3 - Commitment and Contingencies
-------------------------------------

The Company has not recognized any commitments or contingencies at this time.

                              911 PERFORMANCE INC.


                                December 31, 2001




















                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

Board of Directors
911 Performance Inc.
                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of 911 Performance Inc. (Company) as of December 31, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from September 28, 2001 to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and the results of its operations and its cash flows for the period from September 28, 2001 to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. This is further explained in the notes to financial statements.


                                Clyde Bailey P.C.
San Antonio, Texas
January 15, 2002

                              911 Performance Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of December 31, 2001

                                   A S S E T S
                                   -----------
Current Assets
      Cash                                                          $           5,809
      Inventory                                                                 3,500

                                                                    ------------------
             Total Current Assets                                                                    9,309

Fixed Assets:
------------------------
      Equipment                                                                18,610
      Less:Accumulated Depreciation                                            (1,241)
                                                                    ------------------

             Total Fixed Assets                                                                     17,369
                                                                                         ------------------


             Total Assets                                                                $          26,678
                                                                                         ==================

                              L I A B I L I T I E S
                              ---------------------

Current Liabilities
      Accrued Expenses                                                          1,003
      Advance from Officer                                                      4,000
      Accrued Interest                                                            653
                                                                    ------------------

             Total Current Liabilities                                                               5,656
                                                                                         ------------------

Long-Term Liabilities
      Note Payable                                                             22,110
                                                                    ------------------
             Total Long-Term Liabilities                                                            22,110

      Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

Preferred Stock                                                                                          -
   10,000,000 authorized shares, par value $.001
   no shares issued and outstanding
Common Stock                                                                                         2,050
   65,000,000 authorized shares, par value $.001
   2,050,000 shares issued and outstanding
Additional Paid-in-Capital                                                                          39,200
Accumulated Deficit                                                                                (42,338)
                                                                                         ------------------

             Total Stockholders' Equity (Deficit)                                                   (1,088)
                                                                                         ------------------

             Total Liabilities and Stockholders' Equity                                  $          26,678
                                                                                         ==================





                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              911 Performance Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                          ----------------------
                                                              From 9/28/01
                                                               (Inception)
                                                             to December 31
                                                          ----------------------
                                                                  2001
                                                          ----------------------

Revenues:
       Revenues                                           $                   -
                                                          ----------------------
            Total Revenues                                $                   -

Expenses:
       Consulting Services                                                1,250
       Interest Expense                                                     653
       Depreciation Expense                                               1,241
       Organization Expenses                                             35,000
       Operating Expenses                                                 4,194
                                                          ----------------------
            Total Expenses                                               42,338

            Net Income (Loss) from Operations             $             (42,338)


Provision for Income Taxes:

       Income Tax Benefit                                                     -
                                                          ----------------------

            Net Income (Loss)                             $             (42,338)
                                                          ======================


Basic and Diluted Loss Per Common Share                                   (0.03)
                                                          ----------------------

Weighted Average number of Common Shares                              1,250,000
      used in per share calculations                      ======================






                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              911 Performance Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                             As of December 31, 2001


                                                              $0.001            Paid-In           Accumulated       Stockholders'
                                            Shares          Par Value           Capital             Deficit             Equity
                                        --------------   -----------------  -----------------   -----------------  -----------------
Balance, September 28, 2001(Inception)              -    $              -   $              -    $              -   $              -

Stock Issuance for Services                 1,250,000               1,250                  -                   -              1,250

 Stock Issued for Cash                        800,000                 800             39,200                                 40,000

Net Income  (Loss)                                                                                       (42,338)           (42,338)
                                        --------------   -----------------  -----------------   -----------------  -----------------

Balance, December 31, 2001                  2,050,000               2,050             39,200             (42,338)            (1,088)
                                        ============================================================================================






                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              911 Performance Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows


                                                             ------------------
                                                               From 9/28/01
                                                                 (Inception)
                                                               to December 31
                                                             ------------------
                                                                    2001
                                                             ------------------


Cash Flows from Operating Activities:
-------------------------------------
       Net Income (Loss)                                     $         (42,338)

       Changes in operating assets and liabilities:
               Depreciation                                              1,241
               Inventory                                                (3,500)
               Accrued Interest                                            653
               Accrued Expenses                                          1,003
               Stock issued for Services                                 1,250
                                                             ------------------

               Total Adjustments                                           647
                                                             ------------------

Net Cash (Used in) Provided From  Operating Activities       $         (41,691)


Cash Flows from Investing Activities:
-------------------------------------
       Capital Expenditures                                            (18,610)
                                                             ------------------

Net Cash Used in Investing Activities                        $         (18,610)
                                                             ------------------

Cash Flows from Financing Activities:
-------------------------------------
       Note Payable                                                     22,110
       Common Stock                                                     40,000
       Advances from Officer                                             4,000
                                                             ------------------

Net Cash Provided for Financing Activities                   $          66,110
                                                             ------------------
Net Increase (Decrease) in Cash                              $           5,809

Cash Balance,  Begin Period                                                  -
                                                             ------------------

Cash Balance,  End Period                                    $            5,809
                                                             ==================

Supplemental Disclosures:
       Cash Paid for interest                                $               -
       Cash Paid for income taxes                            $               -
       Stock Issued for Services                                     1,250,000






                 The accompanying notes are integral part of the
                       consolidated financial statements.

                              911 Performance Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------
911 Performance Inc. ("the Company") was incorporated under the laws of the State of Nevada on September 28, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 2,050,000 shares issued and outstanding as of December 31, 2001. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock has a par value of $.001. The fiscal year end will be December 31.

Development Stage Enterprise
----------------------------
The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
-------------------
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Inventory
--------

Inventory is valued at cost with the balance at December 31, 2001 being $3,500.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION PLANS
------------------------------

The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted

                              911 Performance Inc.
                          Notes to Financial Statements

Note 1 - Summary of Significant Accounting Policies (con't
-----------------------------------------------------------

Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached.

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                              911 Performance Inc.
                          Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Impairment of Long-Lived Assets
-------------------------------

The Company follows SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Note 2  -  Common Stock
-----------------------

A total of 1,250,000 shares of common stock were issued at the organization of the Company. The Company issued 1,250,000 shares of common stock to issued to individuals as founders and expensed as consulting fees for a total of $1,250.

In November of 2001, the Company completed an offering to sell 800,000 shares of its common stock at $.05 per share. A total of $40,000 was raised as a result of this offering.

                              911 Performance Inc.
                          Notes to Financial Statements

Note 3  -  Related Parties
--------------------------

The Company has significant related party transactions and/or relationships with the principle officer and shareholder, Chad Vogel in the form of the initial stock issuance for assets.

On October 12, 2001, the Company's principle officer, Chad Vogel, advanced the Company $4,000 to fund the initial operating expenses of the Company. The note will be repaid as funds are available and does not contain an interest provision.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 5  -  Notes Payable
------------------------

On October 2, 2001, the Company signed a promissory note to Chad Vogel for $22,110 for assets and inventory. The notes matures October 2, 2003 and carries an interest rate of 10% payable at maturity.

Note 6  -  Going Concern
------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raise substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free

                              911 Performance Inc.
                          Notes to Financial Statements



Note 7  -  Subsequent Events

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------

In September 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financial statements for the period from September 28, 2001, our date of formation, through December 31, 2001. Prior to our appointment of Clyde Bailey P.C. as our auditor, our financial statements had not been audited.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from September 28, 2001, our date of formation, through December 31, 2001, appearing in this prospectus which is part of a Registration Statement have been reviewed and audited, respectively, by Clyde Bailey P.C., and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C., as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Articles of Incorporation provides that we will indemnify our directors to the extent permitted by Nevada Revised Statutes, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes. Also, our Articles of Incorporation provide that to the extent that Nevada Revised Statutes is amended to permit further indemnification, we will so indemnify our directors.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our



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director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
--------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. None of the expenses will be borne by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

========================================= ==================== ================
Registration Fees                         Approximately                  $4.60
----------------------------------------- -------------------- ----------------
Transfer Agent Fees                       Approximately                $650.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving           Approximately                $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                Approximately              $5,000.00
----------------------------------------- -------------------- ----------------
Accounting Fees                           Approximately              $2,500.00
========================================= ==================== ================

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:


On October 1, 2001, we issued the following individuals shares in the amount noted for the services indicated:
     o 350,000 shares of our common stock to Chad Vogel, our president, treasurer, and one of our directors in exchange for his services as our promoter. Mr. Vogel assisted in developing our business plan and identifying appropriate aftermarket parts and services. The value of the services performed by Mr. Vogel was approximately $350.
     o 350,000 shares of our common stock to Kaye Vogel, our vice president, secretary and one of our directors in exchange for her services as our promoter. Ms. Vogel provided initial bookkeeping services, including general office administration and secretarial duties. The value of the services performed by Ms. Vogel was approximately $350.
     o 350,000 shares of our common stock to Donald Vogel, one of our directors, in exchange for his services as our promoter. Mr. ---- Vogel provided initial business strategy advice, including assisting Chad Vogel in formulating the business direction as well as shop experience. The value of the services performed by Mr. Vogel was approximately $350.

We believe that these individuals have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment. In addition, these individuals had sufficient access to material information about us because they were our officers and directors. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for founders services provided to us in relation to formulating our business plan and other activities related to our incorporation, which were valued at $1,050.


Additionally, we issued the following shares to the following service providers:
     o 50,000 shares of our common stock each to Dean Schmidkunz for business services related to attending swap meets, trade shows, auctions and identifying appropriate inventory.
     o 50,000 shares of our common stock to Matt Schepp for business services related to attending swap meets, trade shows, auctions and identifying appropriate inventory.
     o 50,000 shares of our common stock to Trevor Madler for business services related to attending swap meets, trade shows, auctions and identifying appropriate inventory.
     o 50,000 shares of our common stock to Wade Vogel in exchange for general business consulting services, including services related to our business direction and marketing plans.

We believe that these individuals have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us in relation to the development of our business, which were valued at $200.

On or about November 15, 2001, we issued 800,000 shares of our common stock for $0.05 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of those shares. The net proceeds were $40,000.

Exhibits
--------
         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.            Underwriting Agreement (not applicable)

3.1           Articles of Incorporation*

3.2           Bylaws*

5.            Opinion Re: Legality

8.            Opinion Re: Tax Matters (not applicable)

11.           Statement Re: Computation of Per Share Earnings**

15.           Letter on unaudited interim financial information (not applicable)

23.1          Consent of Auditors*

23.2          Consent of Counsel***

24. Power of Attorney is included on the Signature Page of the Registration Statement


* Included in registration statement of Form SB-2, which was filed on March 19, 2002

**       Included in Financial Statements
***       Included in Exhibit 5



Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Mandan, North Dakota, on September 13, 2002.

                       911 Performance, Inc.
                       a Nevada corporation


                       By:    /s/ Chad Vogel
                              -------------------------------------------
                              Chad Vogel
                       Its: president, principal accounting officer, principal financial officer treasurer, and a director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Chad Vogel                                          September 13, 2002
--------------------------------------------
Chad Vogel
president, treasurer and a director


/s/ Chad Vogel                                          September 13, 2002
--------------------------------------------
Kaye Vogel
secretary and a director


/s/ Chad Vogel                                          September 13, 2002
--------------------------------------------
Donald Vogel
director